Exhibit 23

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                        USA DEALERS AUCTION.COM, INC.
                             A Nevada Corporation


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                 Consents of Independent Public Accountants

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G. BRAD BECKSTEAD
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Certified Public Accountant
                                                    330 E. Warm Springs
                                                    Las Vegas, NV 89119
                                                           702.528.1984
                                                    425.928.2877 (efax)





May 8, 2001


To Whom It May Concern:

The firm of G. Brad Beckstead, CPA, consents to the inclusion of my report of May 8, 2001, on the Financial Statements of USA Dealers Auction.com, Inc. for the three months ending March 31, 2001, in any filings which are necessary now or in the near future to be filed with the US Securities and Exchange Commission.

Signed,

/s/G. Brad Beckstead, CPA

   G. Brad Beckstead, CPA


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